Exhibit 99.1

26/F HKRI Centre One, HKRI Taikoo Hui,
288 Shimen Road (No. 1),
Shanghai 200041, P.R.China

T: (86-21) 5298-5488

F: (86-21) 5298-5492

junhesh@junhe.com

Atour Lifestyle Holdings Limited

18th floor, Wuzhong Building, 618 Wuzhong Road,

Minhang District, Shanghai,

People’s Republic of China

December 4, 2023

Re: PRC Legal Opinions on Certain PRC Legal Matters

Dear Sir/Madam,

We are lawyers qualified in the People’s Republic of China (the “PRC”, for the purpose of this opinion, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan Region) and are qualified to issue opinions on the PRC Laws.

We are acting as the PRC legal counsel to Atour Lifestyle Holdings Limited (the “Company”), a company incorporated under the laws of the Cayman Islands and listed on Nasdaq Global Select Market (“Nasdaq”), in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended).

In so acting, we have examined the Registration Statement, the originals or copies, certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other information and instruments as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, originals or copies of the agreements and certificates issued by PRC authorities and officers of the Company (“Documents”).

Beijing Head Office Tel: (86-10) 8519-1300 Fax: (86-10) 8519-1350	Shanghai Office Tel: (86-21) 5298-5488 Fax: (86-21) 5298-5492	Guangzhou Office Tel: (86-20) 2805-9088 Fax: (86-20) 2805-9099	Shenzhen Office Tel: (86-755) 2939-5288 Fax: (86-755) 2939-5389	Hangzhou Office Tel: (86-571) 2689-8188 Fax: (86-571) 2689-8199

Chengdu Office Tel: (86-28) 6739-8000 Fax: (86-28) 6739-8001	Qingdao Office Tel: (86-532) 6869-5000 Fax: (86-532) 6869-5010	Dalian Office Tel: (86-411) 8250-7578 Fax: (86-411) 8250-7579	Haikou Office Tel: (86-898) 6851-2544 Fax: (86-898) 6851-3514	Hong Kong Office Tel: (852) 2167-0000 Fax: (852) 2167-0050

New York Office Tel: (1-212) 703-8702 Fax: (1-212) 703-8720	Silicon Valley Office Tel: (1-888) 886-8168 Fax: (1-888) 808-2168			www.junhe.com

In our examination of the Documents and for the purpose of rendering this opinion, we have assumed without further inquiry or investigation:

(1)	the truthfulness, accuracy, completeness and fairness of all the Documents, as well as the factual representations, warranties and statements contained in such Documents;

(2)	the genuineness of all the signatures, seals and chops, and the authenticity of the Documents submitted to us as originals and the conformity with the originals of the Documents provided to us as copies and the authenticity of such originals;

(3)	that the Documents which have been presented to us have not been revoked, amended, varied or supplemented up to the date of this Opinion, except as noted therein;

(4)	that the Company and the PRC Group Companies have not withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part;

(5)	that all parties thereto, other than the PRC Group Companies, have the requisite power and authority to enter into, and have duly executed, delivered and/or issued those Documents to which they are parties pursuant to the laws and regulations of the jurisdiction of its incorporation or organization, and have the requisite power and authority to perform their obligations thereunder; and

(6)	the due compliance with, and the legality, validity, effectiveness and enforceability of the Documents under, all laws other than the PRC Laws.

1.	The following terms as used in this Opinion are defined as follows:

“Governmental Authorizations”	means all consents, approvals, authorizations, permissions, orders, registrations, filings, licenses, clearances and qualifications of or with any PRC Authorities pursuant to applicable PRC Laws;
“Material Adverse Effect”	means a material and adverse effect, resulting from any event, circumstance, condition, occurrence or situation or any combination of the foregoing, upon the condition (financial or otherwise), business, properties or results of operations or prospects of the Company and the PRC Group Companies taken as a whole;
“PRC Authorities”	means any national, provincial, municipal or local governmental authority, agency or body in the PRC having jurisdiction over any of the PRC Group Companies;
“PRC Group Companies”	means the PRC companies as set out in Schedule attached hereto. “PRC Group Company” shall be construed accordingly;
“PRC Laws”	means all laws, statutes, regulations, orders, decrees, notices, circulars, judicial interpretations and other legislations of the PRC effective and available to the public as of the date hereof;
“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.
“2022 Annual Report”	means annual report on Form 20-F for the fiscal year ended December 31, 2022 of the Company, originally filed with the SEC on April 28, 2023 (File No. 001-40540), that is incorporated by reference in the Registration Statement.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Registration Statement.

2.	Based on the foregoing and subject to the qualifications set out below, we are of the opinion that

(A)	Incorporation and Existence of PRC Group Companies. Each of the PRC Group Companies has been duly incorporated and is validly existing as a limited liability company and has legal person status under the PRC Laws, and its business license and articles of association are in full force and effect under, and in compliance with the PRC Laws in all material respects. All the equity interests of each of the PRC Group Companies are legally owned by its respective shareholders, and to the best of our knowledge after due and reasonable inquiries, such equity interests have been registered with State Administration for Market Regulation or its local branches to the extent that such equity interests are required to be registered to be enforceable and are free and clear of all security interest, encumbrances, mortgage, pledge, liens, equities or claims under PRC Laws. To the best of our knowledge after due inquiry, there are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any of the PRC Group Companies.

(B)	Business and License. To the best of our knowledge after due inquiry: (A) to the extent that the official statement or documentation presented to us are duly obtained from competent PRC authorities, each of the PRC Group Companies has obtained or completed all material Governmental Authorizations and made all material declarations and filings necessary to own, lease, license and use its material properties to conduct its business in the manner presently conducted as described in the Registration Statement and the Prospectus, except as disclosed in the statements set forth under the caption “Risk Factors—Risks Related to Our Business and Industry” of the Registration Statement, including the descriptions under the subsections headed “Our legal right to lease certain properties to operate our leased hotels could be challenged by property owners or other third parties, which could prevent us from continuing to operate our leased hotels or increase the costs associated with operating these hotels”, “Failure to comply with lease registration under PRC law may subject both parties to such leases to fines or other penalties that may negatively affect our ability to operate our leased hotels”, “Failure to comply with land- and property-related requirements under PRC law may subject lessors to fines or other penalties that may negatively affect our ability to operate our leased hotels”, “We are subject to various hospitality industry, health and safety, construction, fire prevention and environmental laws and regulations that may subject us to liability” and in the statements set forth in the 2022 Annual Report under the caption “Item 3.Key Information – D. Risk Factors – Risks Related to Our Business and Industry – Our failure to comply with franchise regulations may result in penalties to us and could have a material adverse effect on our business”; (B) the business presently engaged by the PRC Group Companies as described in the Registration Statement and the Prospectus is not subject to foreign investment restriction as stipulated by Special Administrative Measures (Negative List) for the Access of Foreign Investment (Edition 2021).

(C)	Permission and Approval. Except as disclosed in the statements set forth in the 2022 Annual Report under the caption “Item 3.Key Information – Recent Regulatory Developments— CSRC Filing Requirements” and “Item 3.Key Information – D. Risk Factors – Risks Related to Our ADSs — The approval or filing of the China Securities Regulatory Commission or other PRC regulatory agencies may be required to maintain our listing status or conduct future offshore securities offerings” and based on our understanding of the PRC Laws, we are of the opinion that (i) the Company is not required to obtain any permission or approval from or complete any filings or procedures with the CSRC in connection with the offer and sale by any shareholders (the “Selling Shareholders”) of the Company of the American depositary shares representing Class A ordinary shares of the Company registered on the Registration Statement (the “Secondary Sale”) on the ground that the Secondary Sale is conducted by the Selling Shareholders, rather than by the Company; and (ii) the Company is not required to obtain any other permission or approval from or complete any filings or procedures with any other PRC Authorities in connection with any Secondary Sale. The Company, however, is required to make the requisite filings to the CSRC with respect to any subsequent offering by the Company of its Class A ordinary shares registered on the Registration Statement.

(D)	Enforceability of Civil Procedures. There is uncertainty as to whether the courts of the PRC would: (i) recognize or enforce judgments of United States courts obtained against the Company or directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in each respective jurisdiction against the Company or directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company or the directors and officers of the Company if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

(E)	Taxation. The statements set forth in the Registration Statement under the heading “Taxation”, to the extent that the discussion states definitive legal conclusions under PRC tax laws and regulations, subject to the qualifications therein, constitute our opinion on such matters.

(F)	Statements in Registration Statement and the Prospectus. The statements in the Registration Statement and the Prospectus under the headings “Risk Factors,” “Enforceability of Civil Liabilities,” and “Taxation” (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion) to the extent that they constitute matters of PRC Laws or description of documents, agreements or proceedings governed by the PRC Laws, fairly reflect the matters purported to be summarized therein in all material and PRC Laws aspects, and nothing has been omitted from such statements which would make such statements misleading in any material respect.

3.	This opinion is subject to the following qualifications:

(1)	This opinion is subject to, in so far as it relates to the validity and enforceability of a contract, (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally; (ii) possible judicial, arbitral or administrative actions or any PRC Law affecting creditors’ rights; (iii) certain equitable, legal or statutory principles affecting the validity and enforceability of contractual rights generally under the concepts of public interest, interest of the state, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation; (iv) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, or coercionary at the conclusions thereof; and (v) any possible judicial discretion, discretion of arbitration tribunal or administrative action affecting creditors’ rights or with respect to the availability of indemnifications, remedies, defenses or injunctive relief, the calculation of damages, the entitlement of attorneys’ fees and other costs, and the waiver of immunity from jurisdiction of any court or from legal process.

(2)	This opinion is subject to the discretion of any competent PRC legislative, administrative, judicial or arbitration tribunals in exercising their authority to change any PRC Laws or the implementation, interpretation or application thereof in any form.

(3)	This opinion relates only to PRC Laws and we express no opinion as to any other laws and regulations. There is no guarantee that any of PRC Laws, or the interpretation thereof or implementation thereof, will not be changed, amended, revoked or replaced in the immediate future or in the longer term with or without retrospective effect.

(4)	This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole regarding the same subject matter and no part should be extracted and referred to independently.

This opinion is delivered by us in our capacity as the Company’s PRC legal advisers solely for the purpose of and in connection with the Registration Statement publicly submitted to the SEC on the date of this opinion and may not be used for any other purpose without our prior written consent, except as required by the applicable law or by the SEC or any regulatory agencies.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Enforceability of Civil Liabilities,” “Taxation,” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

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(Signature page)

Yours faithfully,

/s/ JunHe LLP
JunHe LLP

SCHEDULE           List of PRC Group Companies

1.	Shanghai Atour Business Management (Group) Co., Ltd. (or Atour Shanghai) 上海亚朵商业管理（集团）有限公司
2.	Xi’an Jiaduo Hotel Management Co., Ltd. 西安佳朵酒店管理有限公司
3.	Guangzhou Zhongduo Hotel Management Co., Ltd. 广州仲朵酒店管理有限公司
4.	Shanghai Hongwang Financial Information Service Co., Ltd. 上海竑旺金融信息服务有限公司
5.	Beijing Chengduo Data Technology Co., Ltd. 北京丞朵数据科技有限公司
6.	Shanghai Zhouduo Hotel Management Co., Ltd. 上海舟朵酒店管理有限公司
7.	Shenzhen Jiaoduo Hotel Management Co., Ltd. 深圳交朵酒店管理有限公司
8.	Shanghai Leiduo Information Technology Co., Ltd. 上海耒朵信息科技有限公司
9.	Shanghai Jiangduo Information Technology Co., Ltd. 上海匠朵信息科技有限责任公司
10.	Shanghai Banduo Hotel Management Co., Ltd. 上海半朵酒店管理有限公司
11.	Hangzhou Anduo Hotel Management Co., Ltd. 杭州安朵酒店管理有限公司
12.	Atour (Tianjin) Hotel Management Co., Ltd. 亚朵（天津）酒店管理有限公司
13.	Shanghai Xiangduo Corporation Management Co., Ltd. 上海向朵企业管理有限公司
14.	Chengdu Zhongcheng Atour Hotel Management Co., Ltd. 成都中成雅朵酒店管理有限公司
15.	Shanghai Guiduo Hotel Management Co., Ltd. 上海圭朵酒店管理有限公司
16.	Shanghai Naiduo Hotel Management Co., Ltd. 上海氖朵酒店管理有限公司
17.	Shanghai Youduo Hotel Management Co., Ltd. 上海有朵酒店管理有限公司
18.	Shanghai Chengduo Information Technology Co., Ltd. 上海丞朵信息科技有限公司
19.	Shanghai Mingduo Business Management Co., Ltd. 上海名朵商业管理有限责任公司
20.	Shanghai Shankuai Information Technology Co., Ltd. 上海闪快信息科技有限公司
21.	Atour (Shanghai) Travel Co., Ltd. 亚朵（上海）旅行社有限公司
22.	Gongyu (Shanghai) Culture Communication Co., Ltd. 共语（上海）文化传播有限公司

23.	Shanghai Yinduo Culture Communication Co., Ltd. 上海印朵文化传播有限公司
24.	Shanghai Qinju Investment Management Co., Ltd. 上海轻居投资管理有限公司
25.	Shanghai Huiduo Hotel Management Co., Ltd. 上海荟朵酒店管理有限公司
26.	Shanghai Xingduo Hotel Management Co., Ltd. 上海星朵酒店管理有限公司
27.	Yueduo (Shanghai) Apartment Management and Service Co., Ltd. 悦朵（上海）公寓管理服务有限公司
28.	Beijing Yueduo Property Management Co., Ltd. 北京悦朵物业管理有限公司
29.	Fuzhou Hailian Atour Hotel Management Co., Ltd. 福州海联亚朵酒店管理有限公司
30.	Shanghai Rongduo Business Management Co., Ltd 上海戎朵商业管理有限公司